                                                                   EXHIBIT 10.24

                              EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into this 24th day of August 1998, by and between Regina Campbell (the "Executive") and APACHE MEDICAL SYSTEMS, INC. (the "Company").

         WHEREAS, the Company wishes to retain the services of the Executive, and

         WHEREAS, Executive desires to be employed by the Company,

         NOW, THEREFORE, in consideration of the promises and mutual agreements made herein, and intending to be legally bound hereby, the Company and Executive agree as follows:

         1. Employment Term. Subject to Section 7, the term of this Agreement shall be from September 14, 1998 through September 14, 2000. Should the Parties wish to extend this Agreement beyond September 14, 2000, the Parties shall enter into a renewal agreement delineating the terms and conditions of Executive's employment no later than July 14, 2000.

         2. Employment Duties. Executive will serve as Vice President and General Counsel of the Company subject to the direction of the Chief Executive Officer and the Board of Directors. Executive shall be fully responsible for all facets of the Company's legal function, including the supervision and management of outside counsel. Executive agrees to perform and discharge the duties assigned to her to the Company's reasonable satisfaction. In performing such duties, Executive agrees to comply fully with all of the Company's policies and standards and to follow the lawful instructions and directives of the Chief Executive Officer and Board of Directors. Executive agrees to devote her full professional time, skills and best efforts to the business of the Company and will not, during the term of this Agreement, engage (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, without the prior written authorization of the Chief Executive Officer or the Board of Directors.

         3.      Compensation.

                 (a). Base Annual Salary. For all services rendered by Executive under this Agreement, the Company will pay Executive a base salary of $150,000 per annum, in equal bi-weekly installments, which shall be subject to review annually by the Compensation Committee of the Board of Directors. The Company shall withhold federal and state income and employment taxes from the salary amounts it disburses to Executive under this Section.

                 (b). Performance Bonus. Executive may be eligible to receive an annual performance bonus based on the Company's achievement of revenue and operating profit targets.

         4.      Benefits.

                 (a). Executive will be entitled during the term of this Agreement to three (3) weeks paid vacation and sick leave benefits as provided by the Company's standard policies. Additionally, Executive shall be entitled during the term of this Agreement to other benefits as may be provided from time to time by the Company to its employees if and when she meets the eligibility requirements for such benefits. The Company reserves the right to change or discontinue any employee benefit plans or programs now being offered to its employees and their dependents.

                 (b). The Company shall reimburse Executive for all reasonable expenses incurred in connection with the performance of her duties under this Agreement pursuant to the Company's standard business expense reimbursement policies.

                 (c). The Company shall reimburse Executive up to $1,000 annually for the cost of Executive's California state bar dues and Executive's attendance at a continuing legal education program(s) for up to three business days each year. Additionally, the Company will reimburse Executive for the reasonable travel expenses that she incurs as a result of her participation in such programs.

         5. Signing/Relocation Bonus. The Company shall provide Executive a signing/relocation bonus in the amount of $20,000. This sum will be disbursed to Executive as follows: (i) $5,000 will be paid thirty (30) days after the date this Agreement is fully executed by the Parties; (ii) $5,000 will be paid sixty (60) days after Executive commences employment with the Company; (iii) $5,000 will be paid ninety (90) days after Executive commences employment with the Company; and (iv) $5,000 will be paid upon Executive's execution of a written commitment to purchase, or rent for a minimum of twelve
(12) months, a residence in the Washington Metropolitan area.

         6. Stock Options. Upon Executive's execution of this Agreement, Executive will be eligible to receive 50,000 incentive stock options in the Company (the "Incentive Stock Options") in accordance with the provisions and requirements of the Incentive Stock Option Agreement attached as Exhibit 1 to this Agreement.

         7.      Termination.

                 (a). For Cause. Notwithstanding any other provision of this Agreement, the Company may terminate Executive's employment for cause at

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
any time without notice. For purposes of this Agreement, "cause" shall mean the Executive's (i) commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty, or moral turpitude, or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) by reason of mental or physical incapacity or disability, becoming unable to perform the essential functions of her position for a period of ninety (90) days; (iii) material breach of any material duty or obligation imposed upon the Executive by the Company; or (iv) divulging the Company's confidential information. If the Executive is terminated pursuant to this Section 7(a), the Company's obligations under this Agreement shall cease, and, except as required by applicable law, Executive shall forfeit all rights to receive any other compensation or benefits under this Agreement, except that she shall be entitled to her base salary for services rendered through the date of termination and accrued but unpaid vacation benefits through the effective date of termination. Additionally, Executive shall be entitled to any shares resulting from the exercise of vested Incentive Stock Options, provided that such options have been exercised either prior to or at the time the Company notifies her of her termination. Termination of the Executive pursuant to this
Section 7(a) shall not relieve her of her obligations under Sections 10, 11 and 12.

                 (b). Without Cause. Notwithstanding any other provision of this Agreement, the Company may terminate Executive's employment and this Agreement without cause by providing Executive thirty (30) days written notice, provided that in the event of such termination, Executive shall be entitled to all vested Incentive Stock Options, which may be exercised as defined in this Agreement, and continuation of her salary and Company-paid health benefits for six (6) months after the effective date of her termination. The Company will also continue Executive's life insurance and disability benefits during this six (6) month period to the extent that the terms of its group insurance policies and/or plans extend coverage to non-employees. Additionally, any Incentive Stock Options that would have vested in the three months after the effective date of Executive's termination will be accelerated to, and vest on, the effective termination date. Executive's vested Incentive Stock Options may be exercised three (3) months after the effective date of her termination.

                 (c). Material Change in Responsibilities. Notwithstanding any other provision of this Agreement, should the Company materially change Executive's responsibilities, Executive may provide the Company thirty (30) days written notice of her objection to such change. The Company shall be afforded sixty (60) days from receipt of such notice to respond to and cure Executive's objection(s). Should the Company fail to restore Executive's responsibilities in full during this sixty (60) day period, Executive shall be entitled to resign and such resignation for purposes of salary and benefit continuation and vesting, shall be treated as a termination without cause as defined in Section 7(b). For purposes of this Section, a "material change in responsibility" shall mean a material change in her duties or authority.

         8.      Termination Due to Change in Control.

                 (a). Defined. For purposes of this Agreement, a "change in control" is: (1) the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13D-3 promulgated under such Act) of thirty percent (30%) or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; (2) the approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than thirty percent (30%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; (3) a liquidation or dissolution of the Company; or (4) the sale of all or substantially all of the Company's assets.

                 (b). In the event that a change in control results in either an involuntary termination of Executive through elimination of her position or transfer of Executive to a location outside of a 50-mile radius of the Company's office at 1650 Tysons Boulevard in McLean, Virginia, Executive shall be entitled to all Incentive Stock Options which have vested or are otherwise due to vest pursuant to Section 10 of the Executive's Incentive Stock Option Agreement with the Company, and continuation of her salary and Company-provided health, disability and life insurance benefits for six (6) months as provided in Section 7(b).

                 (c).     In the event of Executive's termination pursuant to
Section 8(b), Executive may, at her sole option, elect to receive payment of her six (6) months salary in the form of a lump sum distribution, less applicable withholdings, which shall be payable within twenty (20) days of the effective date of her termination. Executive's election to such a lump sum distribution shall not diminish Executive's obligations under Sections 10, 11 and 12.

                 (d). A "change in control" will not effect or diminish Executive's rights and obligations under any provision of this Agreement, including, without limitation, Sections 10, 11 and 12.

         9. Selection of Chief Executive Officer. In the event that the Board of Directors selects a new Chief Executive Officer, other than Executive or Peter Gladkin, during the term of this Agreement, Executive shall notify the Board in writing of any objections she may have to the newly elected Chief Executive Officer within sixty (60) days of his or her selection. The Board shall thereafter be afforded forty-five (45) days to resolve and redress Executive's concerns. Should the Board fail to redress Executive's objections to her satisfaction, Executive may resign her employment and receive the salary and continuation of her benefits as provided in Section 7(b).

         10. Confidentiality. In the course of performing her duties under this Agreement, Executive will have access to "Confidential Information." Executive agrees and acknowledges that this Confidential Information constitutes a valuable and unique asset of the Company and that its protection is of critical importance to the Company. To ensure that such Confidential Information is not disclosed or divulged to third persons, Executive agrees as follows:

                 (a). that Confidential Information is owned by the Company and is to be held by Executive in trust and solely for the benefit of the Company;

                 (b). that she shall not disclose or otherwise make available such Information to any person or entity without the prior written authorization of the Board of Directors of the Company, except as necessary for the performance of Executive's services under this Agreement;

                 (c). that she shall not in any way utilize such Confidential Information for the gain or advantage of Executive or others or to the detriment of the Company; and

                 (d). that upon termination of this Agreement, she shall promptly return any and all such Confidential Information to the Company and shall continue to abide by the confidentiality provisions of this Section.

         For purposes of this Agreement, "Confidential Information" shall include, but not be limited to, information that has been created, discovered, developed, or otherwise become known to APACHE (including, without limitation, information created, discovered, developed, or made known by Executive during the period of this Agreement) and/or in which property rights have been assigned or otherwise conveyed to APACHE, which information has commercial value in the business in which APACHE is or may become engaged. By way of illustration, but not limitation, Confidential Information includes trade secrets, processes, structures, formulas, data and know-how, improvements, inventions, product concepts, techniques, marketing plans, strategies, forecasts, customer lists and information about APACHE's employees and/or consultants (including without limitation, the compensation, job responsibility and job performance of such employees and/or consultants). Additionally, Confidential Information shall include certain information that has been made known to APACHE from third parties, including, but not limited to, patient identifying information, physician identifying information, information that would link a client's name to individual data, and any information protected by a confidentiality agreement or terms and conditions of an agreement regarding confidentiality.

         11. Non-Competition. Executive agrees and acknowledges that the Company has a legitimate and necessary interest in protecting its goodwill, customer and client relationships, and Confidential Information. Consistent with that interest, Executive agrees that during the term of this Agreement and for a period of twelve (12) months following her receipt of notice of termination under Section 7, that she will not, directly or indirectly, own, manage, control, participate in, consult with, render services to or otherwise engage in any Competitive Business, or solicit or assist any other person to engage in any Competitive Business.

                 (a). For purposes of this Agreement, "Competitive Business" is defined as (1) all entities and/or individuals with whom the Company has a contract to provide support and services; (2) entities and/or individuals that the Company has identified on its key prospect list at the time Executive receives notice of her termination; and/or (3) any other business engaged in developing, selling, licensing or otherwise merchandising computer programs, databases and related manuals, service and/or know-how for the purpose(s) of: (i) managing the quality and utilization of patient care or related services using outcomes management applications; or (ii) assessing and/or predicting mortality and other treatment outcomes of hospital patients or outpatients; or (iii) otherwise recording patient health factors in connection with predicting their treatment, managing clinical productivity or containing costs through the use of outcomes management applications.
Ownership of not more than three percent (3%) or the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market shall not constitute ownership of a Competitive Business within the meaning of this provision. If the Company expands, diminishes and/or changes the scope of its business during the term of this Agreement, the definition of Competitive Business hereunder will be considered automatically revised to incorporate any such expansion, diminution and/or change.

         12.     Non-Solicitation.

                 (a). Executive agrees that during the term of this Agreement and for a twelve (12) month period following her receipt of notice of her termination under Section 7, she will not, directly or indirectly, without the prior written consent of the Company, solicit or attempt to solicit Competitive Business from any individual or entity that was a customer of the Company at any time during the six (6) month period immediately prior to Executive's termination of employment with the Company.

                 (b). Executive agrees that during the term of this Agreement and for a twelve (12) month period following her receipt of notice of her termination under Section 7, she will not, directly or indirectly, without the prior written consent of the Company, solicit or induce any employee of the Company to leave the employ of the Company or hire for any purpose any employee of the Company.

         13. Remedies. Executive agrees and acknowledges that the violation of any of the covenants or agreements contained in Sections 10, 11 and 12 would cause irreparable injury to the Company, that the remedy at law for such violation or threatened violation would be inadequate, and that the Company will be entitled, in addition to any other remedy, to temporary injunctive or other equitable relief without the necessity of proving actual damages or posting a bond.

         14. Notices. Any notice or communication under this Agreement will be in writing and sent by registered or certified mail addressed to the respective parties as follows:

          If to the Company:            Mr. Peter Gladkin
                                        Chief Executive Officer
                                        APACHE Medical Systems, Inc.
                                        1650 Tysons Boulevard
                                        McLean, VA  22102-3915

          Notice to Executive:          Ms. Regina Campbell

                                        -------------------

                                        -------------------

         Executive shall notify the Company by certified mail of any change in her address, and thereafter, the Company shall forward any notices under this Agreement to Executive at such new address.


         15. Entire Agreement. This Agreement embodies the entire agreement of the Parties relating to Executive's employment and supersedes all prior agreements, oral or written. No amendment or modification of this Agreement shall be valid or enforceable unless made in writing and signed by the Parties.

         16. Assignment. This Agreement is one for personal services and may not be assigned by Executive to a third party.

         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         18. Severability. Should one or more of the provisions of this Agreement be held invalid or unenforceable by a court of competent jurisdiction, such provisions or portions thereof shall be ineffective only to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement or portions thereof shall nevertheless be valid, enforceable and remain in full force and effect. The Company's rights under this Agreement





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
shall not be exclusive and shall be in addition to all other rights and remedies available at law or in equity.





-----------------------------------                ------------------------------------

REGINA CAMPBELL                                    APACHE MEDICAL SYSTEMS, INC.





                                                   By:
                                                       --------------------------------


-----------------------------------                ------------------------------------

Date                                                        Date



1528987

                                                                       Exhibit 1

                          APACHE MEDICAL SYSTEMS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement (this "Agreement"), dated as of September 14, 1998, (the "Grant Date"), is by and between APACHE Medical Systems, Inc., a Delaware corporation (the "Corporation"), and Regina Campbell (the "Optionee"), a key employee of the Corporation.

         1.     Grant of Option.   Subject to the provisions of the APACHE
Medical Systems, Inc. Employee Stock Option Plan (the "Plan") and this Agreement, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation an aggregate of 50,000 shares of the Corporation's common stock, par value $0.01 per share (the "Shares"), at an exercise price of $1.2190 per Share.

         2. Vesting and Expiration. The option rights of the Optionee will be exercisable until September 14, 2008, provided that they have vested and, except as otherwise expressly provided in this Agreement, the Optionee is employed by the Corporation. The Option shall vest as provided on Exhibit A hereto.

         3. Exercise Following Termination of Employment. If the Optionee ceases to be an employee of the Corporation, the outstanding portion of the Option shall be exercisable only in accordance with the following provisions:


                 (a) If the Optionee's employment with the Corporation is terminated for "cause" (as defined below), the outstanding portion of the Option, whether or not vested, shall terminate at the time notice of termination is effective. As used herein, "cause" means the Optionee's (i) commission of an action against or in derogation of the interests of the Corporation which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law; (ii) material breach of any material duty or obligation imposed upon the Optionee by the Corporation; or (iii) divulging the Corporation's confidential information.

                 (b) If the Optionee's employment with the Corporation is terminated for any reason other than for cause (as defined above), death or disability (as defined below), the outstanding portion of the Option (to the extent vested prior to such termination) shall remain exercisable until the first to occur of (i) the expiration date referred to in Section 2, and (ii) the expiration of three months from the effective date of termination, provided that if the Optionee ceases to be employed by the Corporation by reason of death or disability, the period referred to in this clause (ii) shall be one year following the date the Optionee ceases to be an employee of the Corporation. If the Optionee dies during such three-month period referred to in clause (ii), his or her estate may exercise the Option (to the extent such Option was vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Option. As used herein, "disability" means the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months.


         4. Acceleration Following Termination Other Than for Cause. In the event Optionee's employment is terminated other than for cause, any Shares as to which the Option has not vested on the effective date of termination that would have vested during the three (3) months after the effective date of Optionee's termination will be accelerated to, and vest on, the effective date of Optionee's termination. Any Shares as to which the Option has not vested on the effective date of termination will be cancelled.

         5. Limitation on Exercisability. Notwithstanding any other provision hereof, including, without limitation, Sections 4, 9 and 10, the Shares that may be purchased for the first time during any calendar year pursuant to the Option, together with any other options issued to the Optionee by the Corporation intended to be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time, or subsequent comparable statute (the "Code")), shall not have a Fair Market Value (as defined in Section 9 hereof and determined as of the respective Grant Dates of such options) in excess of $100,000.

         6. Exercise. The Option may be exercised by delivering to the Corporation at its principal offices a written notice, signed by a person entitled to exercise the Option, of the election to exercise the Option and stating the number of Shares to be purchased. Such notice shall be accompanied by the payment of the full exercise price of the Shares to be purchased. Upon payment in accordance with the Plan and within the time period specified by the Corporation of the amount, if any, required to be withheld for Federal, state and local tax purposes on account of the exercise of the Option, the Option shall be deemed exercised as of the date the Corporation received such notice. The Corporation may withhold, or allow the Optionee to remit to the Corporation, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to the Option. In order to satisfy all or any portion of such income tax liability, the Optionee may elect to surrender Shares previously acquired by the Optionee or to have the Corporation withhold Shares that would otherwise have been issued to the Optionee pursuant to the exercise of the Option, the number of such withheld or surrendered Shares to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to the Option. Payment of the full exercise price shall be in the form of cash, shares of capital stock of the Corporation having a Fair Market Value (as defined in Section 9 hereof) on the date of exercise equal to the full exercise price, or by any combination of cash and shares of such capital stock. Upon the proper exercise of the Option, subject to the other provisions of this Agreement, the Corporation shall issue in the name of the person exercising the Option, and deliver to such person, a certificate or certificates for the Shares purchased.

         7. Nontransferability of Option. The Option shall not be transferable by the Optionee except by will or the laws of descent and distribution. Without limiting the generality of the foregoing, the Option shall not be sold, transferred except as aforesaid, assigned, pledged or otherwise encumbered or disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment or other encumbrance or disposition of the Option contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect. During the lifetime of the Optionee, the Option may be exercised only by the Optionee or the Optionee's agent, attorney-in-fact or guardian. Following the death of the Optionee, the Option may be exercised by the Optionee's beneficiary or estate to the extent permitted by Section 3.

         8. Notice of Transfer of Shares. The Optionee may not transfer or otherwise dispose of any Shares purchased upon the exercise of the Option before the expiration of (a) two years from the Grant Date or (b) one year after the exercise of the Option with respect to such Shares, whichever occurs later, without first giving written notice to the Secretary of the Corporation.

         9. Adjustments Upon Reorganization or Changes in Capitalization. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Compensation Committee of the Board of Directors shall adjust equitably (a) the number and class of Shares or other securities that are reserved for issuance under the Option, (b) the number and class of Shares or other securities that are subject to the Option, and (c) the appropriate Fair Market Value and other price determinations applicable to the Option. The Compensation Committee of the Board of Directors shall make all determinations under this Section 9, and all such determinations shall be conclusive and binding. As used herein, "Fair Market Value" means the amount determined by the Compensation Committee of the Board of Directors from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Shares are traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in The Wall Street Journal or a similar publication selected by the Compensation Committee of the Board of Directors.

         10. Acceleration of Exercisability. Notwithstanding the provisions of Section 2, the Option shall immediately vest, and until the expiration date specified in Section 2 shall remain, exercisable as to all of the Shares forthwith upon the occurrence of any Change in Control of the Corporation. As used herein, "Change in Control" means the purchase or other acquisition by any person, entity or group of persons, within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Corporation of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Corporation's then outstanding securities; a liquidation or dissolution of the Corporation; or of the sale of all or substantially all of the Corporation's assets.

         11.     Miscellaneous.

                 (a) Notices. Any notice hereunder shall be in writing, and delivered or sent by first-class U.S. mail, postage prepaid, addressed to:



                                 (i)     if to the Corporation, at:

                                         1650 Tysons Boulevard, Suite 300
                                         McLean, Virginia  22102, and

                                (ii)     if to Optionee, at:


subject to the right of either party, by written notice hereunder, to designate at any time hereafter some other address.

                 (b)             Compliance with Law and Regulations.   The
Option and the obligation of the Corporation to sell and deliver Shares hereunder shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding any other provision of this Agreement, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

                 (c) No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

                 (d) No Employment Rights. Nothing in the Plan, this Agreement or the grant of an Option shall confer upon the Optionee any rights to continued employment with the Corporation or shall interfere with the right of the Corporation to terminate the Optionee's employment with the Corporation.

                 (e) Section 83(b) Election. If the Optionee elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year in which the Option is granted, the Optionee shall furnish to the Corporation a copy of a completed and signed election form and shall pay (or make arrangements satisfactory to the Corporation to pay) to the Corporation, within sixty (60) days after the Grant Date, any Federal, state and local taxes required to be withheld with respect to the Option.

                 (f) Withholding. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any Federal, state and local taxes required by law to be withheld or collected with respect to the Option.

                 (g) Reservation of Shares; Certain Costs. The Corporation shall keep available sufficient authorized but unissued Shares needed to satisfy the requirements of this Agreement. The Corporation shall pay any original issue tax that may be due upon the issuance of Shares pursuant to the Option and all other costs incurred by the Corporation in issuing such Shares.

                 (h) Employment by Affiliates. For the purpose of this Agreement, employment by a parent or subsidiary of, or a successor to, the Corporation shall be considered employment by the Corporation. "Parent" and "subsidiary" as used herein shall have the meaning of "parent" and "subsidiary corporation," respectively, as defined in Section 424 of the Code.

                 (i) Plan Governs. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by its terms, all of which are incorporated herein by reference. The Plan shall govern in the event of any conflict between this Agreement and the Plan.

                 (j) Choice of Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware.

                 (k) Counterparts. This Agreement may be executed in two counterparts each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.



                                APACHE MEDICAL SYSTEMS, INC.

                                -------------------------------------
                                By:    Peter Gladkin
                                Title:  President and Chief Executive Officer


                                -------------------------------------
                                Regina Campbell, Optionee

                                                                       EXHIBIT A

                                    Vesting

         The Option shall vest with the passage of time and subject to the Corporation's performance as follows:

         1. Six-Month and Annual Vesting. The Option shall vest during the period of the Optionee's employment with the Corporation commencing six months after the date Optionee begins employment with the Corporation (the "Start Date") as follows:

         Tranche                   Number of Shares                                   Vesting Date
         -------                   ----------------                                   ------------
         Six-Month                     10,000                  Six Months After Start Date            (Mar. 14, 1999)

         (A)                           10,000                  1st Anniversary After Start Date       (Sept. 14, 1999)

         (B)                           10,000                  2nd Anniversary After Start Date       (Sept. 14, 2000)

         (C)                           10,000                  3rd Anniversary After Start Date       (Sept. 14, 2001)

         (D)                           10,000                  4th Anniversary After Start Date       (Sept. 14, 2002)



         2. Accelerated Vesting. At the discretion of the Board of Directors, vesting of the Tranches referred to below may be accelerated if both Earnings (defined as earnings before interest and taxes as reported by the Corporation plus any agreed upon nonrecurring charges or writedowns as long as these relate to pre-________, 1998 assets or activities) and stock price performance targets are satisfied, but not necessarily simultaneously, as follows:

         Tranche                   Earnings Target           AND                Stock Price Target
         -------                   ---------------                              ------------------
         (A)                      Any two consecutive                          Closing price of $6 or
                                  quarters in which the                        higher for 20 consecutive
                                  Corporation reports                          trading days
                                  positive Earnings

         (B)                      Any four consecutive                         Closing price of $9 or
                                  quarters in which the                        higher for 30 consecutive
                                  Corporation reports                          trading days
                                  positive Earnings

         (C)                      Earnings greater than                        Closing price of $12 or
                                  $1.0 million for any four                    higher for 60 consecutive
                                  consecutive quarters of                      trading days
                                  Earnings as reported in
                                  the Corporation's Form 10-K
                                  and Forms 10-Q filed with
                                  the Securities and
                                  Exchange Commission

         (D)                      Earnings greater than                        Closing price of $15 or
                                  $3.0 million for any four                    higher for 60 consecutive
                                  consecutive quarters of                      trading days
                                  Earnings as reported in
                                  the Corporation's Form 10-K
                                  and Forms 10-Q filed with
                                  the Securities and
                                  Exchange Commission